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                             EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into on December 20, 1994 to be effective as of January 1, 1995 by and between IGUANA ENTERTAINMENT, INC. a Texas corporation ("Company"), and Darrin Stubbington ("Employee"), in connection with Company's engagement of Employee's personal services.

         WHEREAS, Company is engaged in the business of the development and design of computer and video game software and systems;

         WHEREAS, Jeff Spangenberg ("JS"), Company's president and the prior owner of One Hundred (100%) percent of all the issued and outstanding stock in Company (herein "Company Stock"), has entered into an agreement (the "Acquisition Agreement") with Acclaim Entertainment, Inc. ("Acclaim") whereby JS has, inter alia, transferred, assigned and conveyed to Acclaim all the Company Stock;

         WHEREAS, Employee has prior hereto been employed by Company;

         WHEREAS, as part of such Acquisition Agreement, Company and Employee are desirous of formalizing their employment relationship all upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledged, it is hereby mutually agreed by and between the parties hereto as follows:

                1.   DEFINITIONS:

         The following terms shall, where the context allows, have the following meanings whether such terms shall appear in lower case or with the first letter of each word capitalized (the foregoing shall apply to all other defined terms used herein):

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                  (a)     "Assembly Code" shall mean the form of computer
program which is translatable to object form by simple substitution algorithms. Such form is often an intermediate form between source form and object form as it directly conveys the exact operation of the computer when the object program is executed.

                  (b) "Company Client" shall mean any person, business or entity to or through whom any Company Product or Service is sold or brought to market prior to or during Employee's employment under this Agreement.

                  (c) "Company Product or Service" shall mean any product or service developed and/or sold or otherwise provided by Company during or prior to Employee's employment under this Agreement, and all other products and/or services which are similar to such products or services, and shall include, but not necessarily be limited to, computer game software of all kinds.

                  (d) "Competitor" shall mean any person, business or other entity which is engaged in the development or sale of products or services like or similar to those products or services developed or sold by Company or Acclaim during the course of Employee's employment with Company, and shall include but not necessarily be limited to any and all persons, businesses and entities engaged in the development or sale of computer and video game software.

                  (e) "Computer software" or "Software" shall mean any computer software containing full and complete computer code, including the Source Code, the Assembly Code, the Object Code and such data files and other files as are deemed necessary for such computer software to achieve its functional purpose.

                  (f) "Object Code" shall mean the form of computer program which can be directly executed by the computer without translation by other computer programs (without regard to the media it is conveyed in). Such form is dictated by the designer of the computer and is usually in a coded form convenient to the machine, but not particularly suited for human interpretation.

                  (g) "Software Product" shall mean any product or Computer software developed by Company during the Term (as defined in paragraph 3 below).

                  (h) "Source Code" shall mean the form of computer Program as prepared by the programmer. Such form may be processed by algorithmic means to -produce the object program.


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         2.   EMPLOYMENT; DUTIES AND ACCEPTANCE:

                  (a) Employment by Company: Company hereby engages Employee and Employee hereby agrees to provide to Company his full-time services as Vice President of Product Development or such other position as Company shall direct, in accordance with the terms and conditions of this Agreement. In such capacity Employee will report to, and serve under the direction and subject to the control of the President of Company or his designee.

                  (b) Acceptance of Employment by the Employee: The Employee accepts such employment. Throughout the Term (as defined below) of this Agreement, Employee shall devote his full working time and energy exclusively to performing the services and duties of his employment hereunder to the best of his ability and utilizing all of his skills, experience and knowledge; and Employee shall not engage in or participate in the operation or management of, or render any services to, any other business, enterprise or individual, directly or indirectly.

                  (c) Location of Employment: Company acknowledges that Employee presently resides in Austin, Texas and that Company is located in Austin, Texas. Company agrees that during the Term Employee and the Company shall continue to be located in Austin, Texas and Company shall have no right to require Employee to locate outside of Austin, Texas; provided, however, that Employee agrees to travel at Company's expense (as provided in Paragraph 5 (c) below) to such other locations from time-to-time as the proper performance of Employee's duties may reasonably require.

         3.   TERM:

         The term of Employee's employment hereunder shall commence as of the date of this Agreement and continue through and including December 31, 1999 (the "Term") unless sooner terminated pursuant to the provisions hereof. It is understood and agreed however, that the covenants of the Employee set forth in paragraph 7, and all other provisions of this Agreement related to the enforcement thereof, shall continue throughout the full Term of this Agreement, surviving any termination of Employee's employment under the provisions of paragraph 9 hereof.

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         4.   COMPENSATION:

         (a) Salary: Company shall pay to Employee during the Term, a salary (the "Annual Salary") at the rate of not less than One Hundred Five Thousand Dollars ($105,000.00) per annum. Employee's salary shall be increased by six percent (6%) over the prior years salary on January 1 during each year of the Term. Within one hundred (120) days following the expiration of any Fiscal Year during the Term hereof, Company shall review Employee's performance during such Fiscal Year and the success of Company's business and make a determination, which determination shall be solely within Company's discretion, whether Employee shall receive a bonus for such Fiscal Year.

         (i) Employee's Annual Salary shall be payable in accordance with the Company's customary employee payroll policy as in effect from time to time, but not less frequently than monthly. Such Annual Salary, together with any other compensation which may be payable to Employee hereunder shall be less such deductions as shall be required to be withheld by applicable law and regulations and shall be pro-rated for any period that does not constitute a full twelve
(12) month period.

         (b) Acclaim Stock/Escrow Agreement: Acclaim has issued to, registered with Acclaim's transfer agent and delivered to Employee Fifty Five Thousand Five Hundred Fifty Six (55,556) shares of Common Stock of Acclaim. Simultaneously herewith, Employee has deposited such shares with Texas Commerce Bank National Association (the "Escrow Agent") pursuant to the terms of an Escrow Agreement (herein so called) of even date among Acclaim, Company, Employee and the Escrow Agent. Such shares shall be released to Employee or forfeited to JS or Acclaim (as the case may be) pursuant to the terms of the Escrow Agreement. Registration rights with respect to such shares shall be governed by a Registration Rights Agreement of even date between Employee and Acclaim. Such shares were duly authorized and are validly issued and outstanding, fully paid and nonassessable. If the Employee forfeits (in accordance with the terms of this Agreement and his Escrow Agreement) any escrowed shares of Common Stock of Acclaim issued to him as provided for herein, then the forfeited shares shall be deemed conveyed to, and shall be reissued and re-registered in the name of, JS and delivered to Escrow Agent to be held in escrow and released to JS or forfeited to Acclaim pursuant to the terms of an escrow agreement of even date herewith among Company, Acclaim, Escrow Agent and JS as if originally deposited with Escrow Agent pursuant to JS's escrow agreement.

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         5.   BENEFITS, VACATION, EXPENSES, OVERHEAD:

         (a) Medical Benefits: Company agrees to procure and maintain medical and hospital insurance, disability insurance and life insurance and to include Employee and his immediate family (but only for medical and hospital insurance) thereunder during the Term.

         (b) Vacation: Employee shall accrue, in addition to sick days and days in which Company is closed, paid vacation days at the rate of 1 day per month up to a maximum of twelve (12) work days per year, provided that Employee shall only have the right to carry over up to one (1) week of unused vacation per year. Employee will secure consent from Company prior to taking any vacation and agrees that he shall not take more than 10 consecutive days of vacation at any one time.

         (c) Expenses: Company will reimburse Employee for actual, ordinary and necessary travel and accommodation costs, entertainment and other expenses incurred as a necessary part of discharging the Employee's duties hereunder, subject to the Company's prior approval and receipt of reasonable and appropriate documentation as required from time-to-time by the Company.

         6.   PROPRIETARY INFORMATION/OWNERSHIP OF SOFTWARE:

         (a) Except for the items set forth on Exhibit 6(a), any Software developed by or under the supervision of Employee, including, without limitation, all Software developed by or under the supervision of Employee since the commencement of Employee's association with the Company shall be owned exclusively by the Company (including the copyright therein) in perpetuity. All Software, as well as any and all characters, objects, sound and music embodied in any such Software or trade names, trademarks, names or other identifications used with or in conjunction with the such Software created, designed and/or developed by Employee from the inception of the development of the concept and all the Documentation therefor and each Software Product, and all copyrights and patents therein and thereto, and all renewals and extensions thereof, shall be entirely Company's property, throughout the world in perpetuity, free of any claims whatsoever by Employee or any other person, firm, or corporation. Company shall accordingly have the sole and exclusive right to copyright or patent the Software (as well as any and all characters, objects, sounds and music embodied therein and Documentation thereto, or other reproductions embodying the Software thereof, and any other material capable of copyright protection created in connection with the Software) in Company's name, as the owner and author thereof, and to secure any and all renewals and extensions

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of such copyrights and patents. Company shall have the exclusive worldwide right in perpetuity to manufacture, sell, distribute, lease, license, rent and advertise the Software Products, or other reproductions (visual and non-visual) embodying all or any portion of all Software designed and developed by or under the direction of Employee hereunder or any derivative works thereof or any of the sound, music, or characters derived from the Software under any trademarks, trade names, or labels, to perform such Software Products or other reproductions publicly, and to permit the public performance thereof by radio or television broadcast, or any other method now or hereafter known, all upon such terms and conditions as Company and/or Acclaim may approve, and to permit any other person, firm or corporation to do any or all of the foregoing, or refrain from doing any or all of the foregoing.

         (b) Employee acknowledges and agrees that the success of the Company depends, among other things, upon maintaining strict secrecy with respect to its trade secrets and confidential information relating to the design, development and marketing of its products and services, and other, confidential information relating to the business of the Company, and to which trade secrets and confidential information Employee may acquire knowledge of or have access to during the course of his employment by the Company. (Such trade secrets and confidential information are hereinafter referred to as "Proprietary Information"). Employee shall use his best efforts to exercise utmost diligence, as an individual as well as part of a working group, to protect and guard the Proprietary Information of the Company. Employee agrees not to disclose to any outside party either during or after his employment, nor to use, for himself or another, during or after his employment, without the Company's written consent, any information of the Company obtained by him during his employment, whether developed by him or not, which is, or is treated as, Proprietary Information by the Company; and Employee agrees to hold all Proprietary Information in strict confidence. The provisions of this paragraph shall continue in full force and effect after Employee's termination of employment for whatever reason.

         (c) In the course of its business, the Company may receive confidential disclosures of the trade secrets and confidential information of other persons and entities. In such event, when instructed by the Company, Employee shall receive and treat the trade secrets and confidential information of such other persons and entities with the same obligation and degree of care as Employee treats the Proprietary Information of the Company.

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            (d)     Employee further acknowledges and agrees that the
     success of the Company also depends upon the timely receipt of disclosures of inventions, know-how, discoveries and developments usable in or relating to the business of Company (all of which shall hereinafter be referred to collectively as "Innovations") made or conceived by him in the course of employment by the Company, and in appropriate circumstances, his full cooperation in filing, maintaining and enforcing in the United States and foreign countries, applications for copyrights and patents, and patents and copyrights which may issue, covering such Innovations. Employee agrees to disclose and assign and does hereby assign to the Company or its nominee all Innovations and rights pertaining thereto, whether patentable or not, which, during the period of his employment by the Company, Employee has made or conceived or may hereafter make or conceive either solely or jointly with others and which:

                 (i)     were made using equipment, supplies,
     facilities or trade secret information of the Company, or

                 (ii) were developed at least in part on the Company's time, or

                 (iii) relate either to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or

                 (iv) which results from any work Employee performs or performed for the Company.

            (e) In order to allow the Company to claim rights in those Innovations which it owns or owns an interest in, Employee agrees that he will promptly and fully disclose in writing to the Company the subject matter of every Innovation made or conceived by Employee, either solely or jointly with others, and all copyrights and patent applications naming Employee as an author, co-author, inventor or a co-inventor during the period of his employment with the Company whether or not the same are required by this Agreement to be assigned to the Company. Upon the request of the Company, Employee shall make all reasonable efforts to provide further disclosure of the aforesaid Innovations in which the Company may reasonably claim ownership or for which the Company requires additional information in order to determine its ownership rights. The Company shall maintain all disclosures made hereunder of Innovations owned by Employee in confidence.

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                 (f)     For the purpose of this Agreement, an Innovation
          shall be deemed to have been made during the period of Employee's employment if during such period the Innovation was conceived, first actually reduced to practice or otherwise put in a tangible form and Employee agrees that any patent application or copyright application filed within 4 months after termination of Employee's employment shall be presumed to relate to an Innovation which was made during the term of Employee's employment unless Employee can provide satisfactory evidence to the contrary.

                 (g) With respect to any Innovations in which the Company owns an interest under this Agreement, Employee agrees either during or after his employment, without charge to the Company (but at the Company's sole expense), and upon the Company's request, to execute, acknowledges, and deliver all such further documents including applications for Letters Patent, and/or copyright registration, as may be necessary or, in the opinion of the Company advisable, to obtain Letters Patent and/or copyright registration for Innovations in the United States and in any other country, and the right to claim priority based on the first filed patent application anywhere in the world, and to vest title thereto in the Company and its successors, assigns or nominee.

                 (h) Employee agrees that upon leaving the employment of the Company, Employee shall not take with him any of the Company's property including, but not limited to, new product information, blueprints, drawings, sketches, notebooks, computer programs, formulas, data, listings, specifications and documents, or copies thereof, and any items relating to or exhibiting the company's Proprietary Information.

                 (i) Further, as to any Innovations in which Employee owns an interest and the Company does not, whether invented, created or acquired prior to or during Employee's employment by the Company, Employee will not incorporate or use, or participate in the incorporation or use, of any such Innovations into any products or services of the Company, and upon discovery that any such Innovations have been, or are being, or are about to be, incorporated or used in the Company's products or services or a product or service being designed or planned for or by the Company in violation of any rights Employee may claim, Employee shall give the Company written notice of that fact, together with such detail as is then known, within fourteen (14) days of such discovery. Employee agrees that if, in breach of these provisions, Employee incorporates or uses, or participates in the incorporation or use, of any such Innovations in any products or services of the Company, or upon discovery that such Innovations have been, are being or are about to be incorporated or used in a Company product or service or a product or service being designed

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          or planned for or by the Company, and Employee does not give the Company written notice of that fact, together with such detail as is then known, within fourteen (14) days of such discovery, then to that extent, the Company shall have a royalty free, transferable, non-exclusive license to make, have made, reproduce, use and sell and otherwise practice any such Innovations only in connection with such product or service in which such Innovation has been incorporated.

         7.   CERTAIN COVENANTS OF EMPLOYEE:

              Without in any way limiting or waiving any right or remedy accorded to Company or any limitation placed upon Employee by law, Employee agrees as follows:

              (a) Acknowledgment: Employee understands and agrees that Company (for the purpose of this paragraph 7 Company shall also include Acclaim) is engaged in the highly competitive business of computer software development; that Company's success is highly dependent upon the protection of Company's trade secrets and confidential information; and, that Company has invested considerable resources of its time and money in developing its products, services, good will, procedures, clients, techniques, special training, client lists, manuals, records, documents, and other trade secrets and confidential information. Company and Employee agree that upon and during employment under this Agreement Company has provided and will provide Employee access to and valuable knowledge regarding Company's trade secrets and confidential information. Company and Employee further acknowledge and agree that by virtue of employment with Company under this Agreement Employee will be provided the opportunity to develop and refine valuable skills, including but not limited to skills relating to the development of computer software. Employee acknowledges and agrees that the use of such valuable skills, trade secrets or confidential information, or of Employee's expertise or leadership, for the benefit of Company's Competitors would be greatly harmful to Company, and that company's willingness to enter into business with Employee and to provide Employee access to its trade secrets and confidential information and to the opportunity to develop and refine valuable skills in computer software development, is conditioned upon (i) the protection of Company's trade secrets and confidential information for Company's sole and exclusive benefit, (ii) the retention of Employee's expertise and leadership during the Term of this Agreement for the sole and exclusive benefit of Company, and not for any Competitor, and
    (iii) the protection of Company against Employee's use for the benefit of any Competitor of the valuable skills Employee will acquire, develop and/or refine by virtue of employment with Company under this Agreement. Employee therefore agrees that the

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    covenants and confidentiality provisions set forth in this
    Agreement are reasonable and necessary for the protection of Company's legitimate interests, and further agrees that his employment under this Agreement, and the training, opportunities for professional growth, and the knowledge of Company's confidential information and trade secrets to which he will gain access by virtue of employment under this Agreement, constitute good, sufficient and adequate consideration for the covenants and confidentiality provisions set forth in this Agreement.

              (b) Limited Non-Competition. Employee expressly covenants and agrees that upon the termination of his employment with Company, for any reason or no reason, with or without cause, Employee shall not, directly or indirectly, alone or in concert with others, for a period of one (1) year from the effective date of such termination, compete with Company in any manner or form, including but not limited to serving in the capacity of employee, agent, consultant, owner, investor, stockholder, partner, and/or independent contractor for any Competitor, nor will Employee within said period, except for or on behalf of Company, solicit or attempt to solicit clients, business or patronage for the development or sale of any product or service of Company. Employee acknowledges and agrees that the computer software development industry in which Company is engaged is not confined to any particular geographic market, but rather is global in geographic scope, and that a global geographic scope to the limited covenant of non-completion set forth herein is therefore reasonable and necessary for the protection of Company's assets, trade secrets, confidential information, and other legitimate business interests. Accordingly, the absence of a more restricted geographic scope for the limited covenant of non-competition set forth herein shall not be invoked as or provide a defense to the enforceability of this Agreement or any provision hereof. Notwithstanding the foregoing to the contrary, Employee shall have the right to own as a passive investment up to five (5%) of any Competitor, provided such Competitor is a public company.

              (c) Limited Non-Solicitation of Company Clients:
    Employee expressly covenants and agrees that for the Term of this Agreement or for the twelve (12) month period following the termination of his employment with Company, for any or no reason, with or without cause, whichever is later, Employee shall not, directly or indirectly, alone or in concert with others, solicit or induce, or attempt to solicit or induce any Company Client to obtain or secure computer software or its development from or through a Competitor.

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              (d)     Limited Non-Solicitation of Company Employees:
    Employee expressly covenants and agrees that for the Term of this Agreement or for the twelve (12) month period following the termination of his employment with Company, for any or no reason, with or without cause, whichever, is later, Employee shall not, directly or indirectly, alone or in concert with others, recruit, solicit or induce, or attempt to recruit, solicit or induce any employee or officer of Company to terminate, alter, or modify their employment or relationship with Company.

              (e)     Reasonableness of Post-Employment Restrictions.
    The covenants set forth in this Paragraph 7 are ancillary to this Agreement. Employee agrees and understands that these covenants are necessary for the protection of Company due to Company's legitimate interest in protecting its products, product development, good will, business practices, confidential information, trade secrets, and client base. Employee acknowledges and agrees that the restrictions set forth in these covenants are reasonable in scope, time, territory, and type of activity.

              (f) Confidential Information: The Employee agrees that, neither during the Term nor at any time thereafter shall the Employee (A) disclose to any person, firm, or corporation not employed by the Company or not engaged to render services to the Company or any parent, subsidiary or affiliate of Company
    (hereinafter individually referred to as a "Protected Company") or
    (B) use for the benefit of himself, or others, any confidential information of any Protected Company obtained by the Employee prior to the execution of this Agreement or during the Term, including, without limitation, "know-how", trade secrets, details of supplier's, manufacturer's, Employee's or distributor's contracts, pricing policies, financial data, operational methods, marketing and sales information or strategies, product development techniques or plans, or any strategies relating thereto, technical processes, designs and design projects, and other proprietary information of any Protected Company; provided, however, that this provision shall not preclude the Employee from making, upon advice of counsel, any disclosure required by any applicable law or using or disclosing information known generally to the public (other than information known generally to the public as a result of any violation of this Paragraph 7(f)) by or on behalf of the Employee. For the purpose of this Agreement, Company's confidential information includes, but is not necessarily limited to, any and all information not lawfully and generally available to the public concerning Company or any of its products, services, clients, affairs, personnel or suppliers. Company's confidential information shall at all times, both during the term of this Agreement and at all times thereafter, be and remain the

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    property of Company for its sole and exclusive use and benefit, and Employee shall deliver all documents containing or reflecting such information to Company at any time upon request of Company, and in any event shall deliver all such documents to Company upon the termination of his employment regardless of whether or not expressly requested to do so at the time employment pursuant to this Agreement ceases.

                 (g) Breach of Covenants. In the event of any breach or threatened breach of any covenant or promise set forth herein, Company shall be entitled to seek judicial remedies in any appropriate court for the redress of such breach, and Employee further agrees that he will submit to the rendition of a temporary restraining order, without prior notice, and thereafter to temporary and permanent injunctions against any and all such breaches.

         S.   OTHER PROVISIONS:

                 (a) Rights and Remedies Upon Breach: If the Employee breaches, or threatens to commit a breach of, any of the provisions of paragraph 7 hereof (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                 (b) Specific Performance: The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                 (c) Severability of Covenants: If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive
    Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                 (d) Blue-Pencilling: If any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision and, in its reduced form, such provision shall then be enforceable.

                                    12


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                 (e)  Enforceability in Jurisdictions: The parties
    intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect Company's right to the relief provided in this paragraph 8. in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                 (f) No Waiver, Cumulative Remedies: The failure of any party to this Agreement to seek redress for a violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights or remedies the parties may have by law, statute, ordinance or otherwise.

                 (g) Life/Disability Insurance: During the term hereof, Company shall have the right to obtain insurance on the life, or for disability, of Employee at Company's sole cost and expense, with Company being the sole beneficiary thereof. Employee agrees to fully cooperate with Company, at Company's sole cost and expense, in connection with the obtaining of such a policy, including, without limitation, Employee's submission to a physical examination and the completion of any and all documents necessary or desirable in respect thereof. Neither Employee nor Employee's estate shall have any right to claim the benefit of any such policy that company obtains.

         9.      TERMINATION/SUSPENSION:

                 (a) Termination Upon Death or Disability: If during the Term, Employee should die this Agreement shall be deemed to have terminated on the date of Employee's death. If during the Term, Employee should become so physically or mentally disabled whether totally or partially, that Employee is unable to perform the duties, functions and responsibilities required hereunder for
    (aa) a period of two (2) consecutive months or (bb) shorter periods aggregating to three (3) months within any period of

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    twelve (12) months ("Disability"), then in such event, Company may, at any time thereafter, by written notice to Employee, either suspend the Term hereof and Company's (other than Company's obligations as set forth in paragraphs 5 and 9(a)(i) below) and Employee's obligations hereunder or terminate Employee's employment hereunder. Employee agrees to submit to reasonable medical examinations upon the request of Company. The existence of Employee's Disability for the purposes of this Agreement shall be determined by a reputable physician selected by Company who is experienced in the relevant field of medicine. In the event that Company initially elects to suspend the Term it may at any time thereafter elect to terminate this Agreement. Further in the event Company elects to suspend the Term hereof and Company's obligations hereunder, then such suspension shall be for the duration of such Disability (or such shorter period of Company thereafter elects to terminate the Term) and the Term shall be automatically extended by a number of days equal to the total number of days of the suspension, or such fewer number of days of which Company may advise Employee in writing but in no event shall this Agreement expire later than December 31, 2000. Employee may only return to work following such Disability upon submission to Company of a certificate from the physician selected by the Company as aforesaid certifying that Employee is able to return to work. No suspension shall in any manner suspend or otherwise impair Company's or Employee's rights under this Agreement except as may be modified by this paragraph 9(a).

                 (i) In the event Company elects to suspend the Term of this Agreement as provided herein, then Employee's compensation shall on the sixtieth day following the inception of the illness or accident which precipitated such Disability be reduced to a sum equal to Sixty Five Thousand ($65,000.00) Dollars less any sums received by him from any disability insurance. If Company elects to suspend the Term and such suspension period includes a date on which Employee is otherwise entitled to have Acclaim shares of Common Stock released to him pursuant to the terms of the Escrow Agreement, Employee shall continue to be entitled to such shares and shall have the right to send the appropriate notice to the Escrow Agent under the Escrow Agreement to authorize the release of such shares to him.

                 (b) Termination for Cause: Company may terminate this Agreement and Employee's employment hereunder, without any further obligation to Employee after the date of termination (except as expressly provided herein) for "cause" which includes, but shall not be limited to, any of the following; (i) a material breach of this Agreement by Employee; (ii) the failure of Employee to perform services and duties exclusively for Company;
     (iii) the failure or inability of Employee to provide services of a quality sufficient to meet the reasonable business needs of

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

     Company; (iv) a material failure by Employee to comply with any material rule or regulation of Company reasonably related to his employment; (v) Employee's willful insubordination; or (vi) Employee's commission of a felony. Any termination of Employee's services hereunder shall be effected by notice in writing stating the reason therefor, which notice shall be given to Employee as provided in paragraph 12 hereof. To the extent practicable, Employee shall have the opportunity to cure any breach within ten
     (10) days after receiving written notice thereof from Company. The foregoing cure provision will not be applicable to conduct which had previously been the subject of such notification. In the event Employee is terminated for "cause", Company's obligations to Employee shall be limited to the payment to Employee of the salary through such effective date of termination (but no "incentive type compensation") and all of Employee's Fringe Benefits.

                 (c) Designation of Beneficiary: The parties hereto agree that the Employee shall designate, by written notice to the Company, a beneficiary to receive any payments described in paragraph 9 in the event of his death. The designation of any such beneficiary may be changed by the Employee from time to time by written notice to the Company. In the event the Employee fails to designate a beneficiary as herein provided, any payments which are to be made to the Employee's designated beneficiary under this paragraph 9 shall be made to the Employee's widow. If the Employee has no designees or widow, such payments shall be paid to the Employee's estate.

        10.      Employee'S REPRESENTATIONS, WARRANTIES AND INDEMNITIES:

                 (a) Right to Enter Into Agreement: Employee is under no disability, restriction or prohibition, whether contractual or noncontractual (i) with respect to his right to execute this Agreement, (ii) to grant the rights granted by him to the Company hereunder, and (iii) with respect to his right to perform each and every term and provision hereof, and to develop and design the Software.

                 (b)  Breach Under Other Agreement or Arrangement:
     Neither the execution and delivery of this Agreement nor the performance by Employee of any of his obligations hereunder will constitute a violation or breach of, or a default under, any agreement, arrangement or understanding, or any other restriction of any kind, to which Employee is a party or by which Employee is bound.

                 (c) Services Rendered Deemed Special, Etc: Employee acknowledges and agrees that the services to be rendered by him hereunder are of a special, unique, extraordinary and intellectual character which gives them peculiar value, the loss of which cannot be adequately compensated for in an action at law and that a breach of any term, condition or covenant hereof will cause irreparable harm and injury to Company and in addition to any other available remedy Company will be entitled to seek injunctive relief.

                 (d) Indemnity: Employee hereby agrees and does hereby indemnify save and hold Company harmless from and against any and all damages, liabilities, costs, losses and expenses (including legal costs and reasonable attorney's fees) arising out of or in connection with any claim, demand or action by a third party which is inconsistent with any of the warranties, representations or agreements made by Employee in this Agreement. Employee agrees to reimburse Company, on demand, for any payment made by Company at any time with respect to any such demand, liability, costs, loss or expense to which the foregoing indemnity applies; provided, such payment arises from a final non-appealable judgment or arbitration or a settlement made with Employee's prior consent, which consent Employee shall not unreasonably withhold. Company shall notify Employee in writing of any such claim, demand or action promptly after Company has been formally advised thereof and Employee shall have the right, at his expense, to participate in the defense thereof with counsel of his choice.

         11.  COMPANY'S INDEMNITY:

              Company shall indemnify and hold harmless the Employee to the fullest extent permitted by the laws of the State of Texas and its existing articles of incorporation and by-laws, and Employee shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its officers and/or employees, against all costs, charges and expenses whatsoever incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been an officer and/or employee of the Company and its subsidiaries and affiliates.

         12.  NOTICES:

              Any notice, consent or other communication under this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission (and confirmed in writing) or overnight courier (regularly providing proof of delivery) or sent by registered, certified, or express mail and shall be deemed given when so delivered personally, sent by facsimile transmission and confirmed in any other manner permitted in this Paragraph 12 or overnight courier, or if mailed two (2) days after the date of deposit in the United States mail as follows: to the parties at the following addresses (or at such other address as a party may specify by notice in accordance with the provisions hereof to the other):

                   (i) If to Employee, to his address at:

                   306 Lake Creek Drive
                   Round Rock, TX 78681

                   (ii) If to Company, to its address at:

                   3410 Far West Boulevard, Suite 301
                   Austin, Texas 78731

                   With copies to:

                   Acclaim Entertainment, Inc.
                   71 Audrey Avenue
                   Oyster Bay, NY 11771
                   Attention: President

                        -and-

                   Fischbach, Perlstein & Yanny
                   1925 Century Park East, Suite 1260
                   Los Angeles, CA 90067
                   Attention: Bernard J. Fischbach, Esq.

    Either party may change its address for notice hereunder by notice to the other party in accordance with this paragraph 14.

        13.  ASSIGNMENT:

             Company shall have the right, at its election, to assign any of its rights or obligations hereunder, in whole or in part to any parent or wholly or majority owned subsidiary or to any person, firm, or corporation owning or acquiring all or substantially all of Company's stock or assets, and, to the extent of such assignment, Company shall thereafter be relieved of their obligations hereunder. Employee shall not have the right to assign any of his rights or obligations hereunder.

         14.  FURTHER INSTRUMENTS:

             Each party shall furnish any other party with any further instruments, in such form and substance as shall be reasonably approved or designated by the requesting party, which the requesting party may reasonably require or deem necessary, from time to time, in its discretion, to evidence, establish, protect, enforce, defend or secure to the requesting party any or all of its rights, titles, properties or interests or more fully to effectuate or carry out the purposes, provisions or intent of this Agreement.

         15.  COMPLETE AGREEMENT; MODIFICATION AND TERMINATION:

              This Agreement contains a complete statement of all the arrangements between the parties with respect to Employee's employment by Company, supersedes all existing agreement between them concerning Employee's employment. This Agreement may be amended, modified, superseded or cancelled, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. The failure of any party to this Agreement to seek relief for any breach of this Agreement will not operate as a waiver of any other breach, nor prevent any subsequent act which would have originally been a violation, from having the effect of an original violation of the Agreement, nor shall any waiver on the part of any party of any right or remedy hereunder, nor any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. Except as otherwise provided in this Agreement, all rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy. The headings in this Agreement are solely for the convenience of reference and shall not affect its interpretation.

        16.  GOVERNING LAW:

             This Agreement shall interpreted with, and governed by, the laws of the State of Texas, without regard to conflicts of law doctrines.

        WHEREFORE, the parties hereto have executed this Agreement as of the day and year first above written.

                                       IGUANA ENTERTAINMENT, INC.

                                       By: /s/
                                          ---------------------------
                                       Its: President


                                       /s/
                                       ------------------------------
                                       Darrin Stubbington

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